Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

Xilinx announces Q2 FISCAL 2015 results; EPS $0.62

SAN JOSE, CA, October 16, 2014-- Xilinx, Inc. (Nasdaq: XLNX) today announced second quarter fiscal 2015 sales of $604 million, down 1% from the prior quarter and up 1% from the same quarter of the prior fiscal year. Second quarter fiscal 2015 net income was $172 million or $0.62 per diluted share.

The Xilinx Board of Directors announced a quarterly cash dividend of $0.29 per outstanding share of common stock, payable on November 26, 2014 to all stockholders of record at the close of business on November 5, 2014.

Additional second quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q2 FY 2015	Q1 FY 2015	Q2 FY 2014	Q-T-Q	Y-T-Y
Net revenues	$604.3	$612.6	$598.9	-1%	1%
Operating income	$200.0	$206.5	$163.8	-3%	22%
Net income	$171.5	$173.6	$141.5	-1%	21%
Diluted earnings per share	$0.62	$0.62	$0.49	0%	27%

“September quarter sales were in line with our guidance, but our profitability surpassed our expectations. Operating margin was 33% in the September quarter, up from 27% in the same quarter a year ago,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “For the December quarter, we are forecasting a strong recovery in 28nm sales driven by a broad base of applications. We continue to target approximately $600 million in 28nm sales for fiscal year 2015, up nearly 60% from the prior fiscal year.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2 FY 2015	Q1 FY 2015	Q2 FY 2014	Q-T-Q	Y-T-Y
North America	32%	26%	31%	20%	3%
Asia Pacific	37%	43%	38%	-14%	-2%
Europe	21%	21%	22%	-1%	-2%
Japan	10%	10%	9%	-4%	13%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2 FY 2015	Q1 FY 2015	Q2 FY 2014	Q-T-Q	Y-T-Y
Communications & Data Center	41%	50%	43%	-19%	-4%
Industrial, Aerospace & Defense	41%	31%	38%	28%	8%
Broadcast, Consumer & Automotive	15%	16%	16%	-5%	-6%
Other	3%	3%	3%	-4%	12%

Net Revenues by Product:

	Percentages			Growth Rates
	Q2 FY 2015	Q1 FY 2015	Q2 FY 2014	Q-T-Q	Y-T-Y
New	43%	45%	36%	-7%	21%
Mainstream	31%	34%	34%	-10%	-8%
Base	23%	18%	27%	28%	-14%
Support	3%	3%	3%	1%	-4%

Products are classified as follows:

New products: Virtex® Ultrascale™, Kintex® Ultrascale, Virtex-7, Kintex‐7, Artix®-7, Zynq®-7000, Virtex‐6, Spartan®‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q2 FY 2015	Q1 FY 2015	Q2 FY 2014
Annual Return on Equity (%)*	25	25	19

Operating Cash Flow	$204	$130	$255

Depreciation Expense	$14	$13	$14

Capital Expenditures	$8	$9	$8

Combined Inventory Days	153	135	102

Revenue Turns (%)	48	47	54

*Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights - September Quarter Fiscal 2015

•
Xilinx announced its collaboration with China Mobile Research Institute for the development of virtualized 5G wireless networks in a special signing ceremony during the 5G Forum at the International Mobile Internet Conference on August 15. As 4G wireless networks are being deployed around the world, Xilinx and the world's largest wireless operator, China Mobile, are working together on virtualization advancements for next generation 5G systems to address challenges faced by wireless operators.

•
During the quarter, Xilinx repurchased 4.8 million shares of common stock for $200 million and paid $77 million in quarterly dividends. For the first half of our fiscal year, Xilinx returned $455 million to stockholders, 36% more than the Company generated in operating cash flow.

Business Outlook - December Quarter Fiscal 2015

•	Sales are expected to be flat to up 4% sequentially.

•	Gross margin is expected to be approximately 69%.

•	Operating expenses are expected to be approximately $230 million including $2.5 million of amortization of acquisition-related intangibles.

•	Other income and expenses are expected to be a net expense of approximately $6 million.

•	Fully diluted share count is expected to be approximately 272 million.

•	December quarter tax rate is expected to be approximately 13%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the September quarter financial results and management's outlook for the December quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at

www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 98130235. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter of fiscal 2015. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information, visit www.xilinx.com.

#1457F

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenues	$604,262	$612,633	$598,937	$1,216,895	$1,177,892
Cost of revenues	169,617	189,189	182,816	358,806	362,516
Gross margin	434,645	423,444	416,121	858,089	815,376
Operating expenses:
Research and development	138,335	122,013	125,002	260,348	236,543
Selling, general and administrative	93,883	92,513	96,339	186,396	188,726
Amortization of acquisition-related intangibles	2,378	2,418	2,418	4,796	4,836
Litigation and contingencies	—	—	28,600	—	28,600
Total operating expenses	234,596	216,944	252,359	451,540	458,705

Operating income	200,049	206,500	163,762	406,549	356,671
Interest and other expense, net	5,731	6,222	10,997	11,953	20,927
Income before income taxes	194,318	200,278	152,765	394,596	335,744
Provision for income taxes	22,802	26,667	11,304	49,469	37,260
Net income	$171,516	$173,611	$141,461	$345,127	$298,484
Net income per common share:
Basic	$0.64	$0.65	$0.53	$1.29	$1.12
Diluted	$0.62	$0.62	$0.49	$1.24	$1.05
Cash dividends per common share	$0.29	$0.29	$0.25	$0.58	$0.50
Shares used in per share calculations:
Basic	265,942	267,648	268,478	267,098	265,350
Diluted	275,800	281,579	290,685	278,784	284,270

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 27, 2014	March 29, 2014 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,595,846	$2,457,321
Accounts receivable, net	290,629	267,833
Inventories	262,669	233,999
Deferred tax assets and other current assets	154,833	107,994
Total current assets	3,303,977	3,067,147
Net property, plant and equipment	345,485	355,089
Long-term investments	950,827	1,190,775
Other assets	417,013	424,338
Total Assets	$5,017,302	$5,037,349

LIABILITIES , TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$339,272	$369,260
Deferred income on shipments to distributors	60,850	55,099
Current portion of long-term debt	570,527	565,001
Total current liabilities	970,649	989,360
Long-term debt	994,352	993,870
Deferred tax liabilities	295,641	253,433
Other long-term liabilities	13,226	13,005
Temporary equity	29,473	34,999
Stockholders' equity	2,713,961	2,752,682
Total Liabilities, Temporary Equity and Stockholders' Equity	$5,017,302	$5,037,349

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013	September 27, 2014	September 28, 2013
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,678	$13,468	$13,976	$27,146	$28,009
Amortization	5,303	5,205	4,885	10,508	9,770
Stock-based compensation	28,740	22,106	23,060	50,846	44,014
Net cash provided by operating activities	203,881	130,119	254,943	334,000	399,152
Purchases of property, plant and equipment	8,427	9,116	8,441	17,543	19,742
Payment of dividends to stockholders	76,957	77,421	67,198	154,378	133,205
Repurchases of common stock	199,999	101,016	69,981	301,015	69,981
Proceeds from issuance of common stock
to employees and excess tax benefit	2,452	16,855	110,925	19,307	144,882

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,077	$1,992	$1,858	$4,069	$3,662
Research and development	14,831	10,505	11,343	25,336	21,562
Selling, general and administrative	11,832	9,609	9,859	21,441	18,790